EXHIBIT 99.3
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Statements of Operations assume that the acquisition of InterCAP Graphics Systems, Inc. ("InterCAP") had occurred on July 1, 1997, combining the consolidated results of Micrografx, Inc. and subsidiaries ("Micrografx") and InterCAP for the year ended June 30, 1998 and the nine months ended March 31, 1999. The Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999 reflects the acquisition as if it had occurred on March 31, 1999. The pro forma information is derived from the historical financial statements of Micrografx and InterCAP, after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by Micrografx, which are described in the accompanying Notes to Unaudited Pro Forma Combined Financial Statements. The allocation of purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on the preliminary results of an independent appraisal and management estimates. These estimates are subject to adjustment to reflect the final results of the independent appraisal. Any subsequent adjustments are expected to occur by Micrografx's June 30, 1999 fiscal year end. Although the final valuation of the assets to be acquired is not presently expected to result in values that are significantly different from management's estimates as included in the unaudited pro forma combined balance sheet, there can be no assurance with respect thereto. The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the operating results that may be obtained in the future.

The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical financial statements, and the related notes thereto, of Micrografx and InterCAP. The historical financial statements of InterCAP as of and for the years ended December 31, 1998 and 1997 and the related notes thereto, and the historical financial statements of InterCAP as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 and the related notes thereto are included herein. The historical financial statements of Micrografx and the related notes thereto as of and for the year ended June 30, 1998 and as of and for the nine months ended March 31, 1999 and the related notes thereto, have been previously filed with the Securities and Exchange Commission.


                                MICROGRAFX, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                 (in thousands)

                                                           HISTORICAL      HISTORICAL       PRO FORMA        PRO FORMA
                                                           MICROGRAFX       INTERCAP       ADJUSTMENTS        COMBINED
                                                          -------------   --------------   -------------   -------------

                                                         ASSETS

Current assets:
      Cash and cash equivalents                             $  9,879        $    461         $ (3,853)  (b)  $  6,487
      Short-term investments                                  10,429               -                -          10,429
      Accounts receivable, net                                 8,645             795                -           9,440
      Note receivable from Parent                                  -           1,600           (1,600)  (a)         -
      Inventories                                                508               -                -             508
      Deferred tax asset                                         358               -                -             358
      Other current assets                                     1,668              75                -           1,743
                                                          -------------   --------------   -------------   -------------
          Total current assets                                31,487           2,931           (5,453)         28,965

Property and equipment, net                                    1,750              87                -           1,837
Capitalized software development costs, net                    4,638               -                -           4,638
Goodwill, net                                                    566             990            8,238   (a)     9,794
Other intangible assets, net                                      33               -            1,811   (a)     1,844
Acquired product rights, net                                   2,612               -                -           2,612
Other assets                                                   2,018              58                -           2,076
                                                          -------------   --------------   -------------   -------------
          Total assets                                      $ 43,104        $  4,066         $  4,596        $ 51,766
                                                          =============   ==============   =============   =============

                                          LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
      Accounts payable                                      $  4,096        $    109         $      -        $  4,205
      Accrued compensation and benefits                        2,366             201                -           2,567
      Deferred revenue                                         1,800           1,052                -           2,852
      Accrued liabilities and other                            2,872              77              213   (b)     3,162
      Deferred tax liability                                       -               -              616   (a)       616
      Accrued royalties                                          264               -                -             264
      Notes payable, current                                   1,400               -            2,500   (b)     3,900
      Payable to Parent                                            -             793             (793)  (a)         -
                                                          -------------   --------------   -------------    ------------
          Total current liabilities                           12,798           2,232            2,536          17,566

       Notes payable & other                                      20               -            5,797   (b)     5,817
                                                          -------------   --------------   -------------    ------------
           Total liabilities                                  12,818           2,232            8,333          23,383

Shareholder's equity
      Common stock,                                              120               -                -             120
      Additional capital                                      37,216           7,780           (7,780)  (c)    37,216
      Retained earnings (accumulated deficit)                  1,184          (6,017)           4,114   (c)      (719)
      Cumulative translation adjustment                       (1,217)             71              (71)  (c)    (1,217)
      Less - treasury stock                                   (6,950)              -                -          (6,950)
      Deferred compensation                                      (67)              -                -             (67)
                                                          -------------   --------------   -------------    ------------
          Total shareholder's equity                          30,286           1,834           (3,737)         28,383
                                                          -------------   --------------   -------------    ------------
          Total liabilities and shareholder's equity        $ 43,104        $  4,066         $  4,596        $ 51,766
                                                          =============   ==============   =============    ============
See accompanying notes.



                                MICROGRAFX, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                      (in thousands, except per share data)


                                                                    ADD
                                                      DEDUCT       INTERCAP
                                         INTERCAP     INTERCAP    HISTORICAL   INTERCAP    MICROGRAFX
                                        HISTORICAL   HISTORICAL     THREE      PRO FORMA   HISTORICAL
                                        YEAR ENDED  SIX  MONTHS     MONTHS    NINE MONTHS  NINE MONTHS
                                         DECEMBER   ENDED  JUNE  ENDED MARCH  ENDED MARCH  ENDED MARCH  PRO FORMA    PRO FORMA
                                         31, 1998     30, 1998     31, 1999    31, 1999      31, 1999   ADJUSTMENTS  COMBINED
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
Net revenues                             $  5,334    $  3,280      $   909     $  2,963    $  47,256    $     -      $ 50,219
Cost of revenues                            1,252         597          227          882        8,027          -         8,909
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Gross profit                             4,082       2,683          682        2,081       39,229          -        41,310

Operating expenses:
   Sales and marketing                      1,226         620          293          899       25,752          -        26,651
   General and administrative                 548         283          208          473        4,769          -         5,242
   Research and development                 1,154         600          279          833        5,898          -         6,731
   Goodwill amortization                    1,320         660          330          990          102          9 (a)     1,101
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Total operating expenses                 4,248       2,163        1,110        3,195       36,521          9        39,725

Income (loss) from operations                (166)        520         (428)      (1,114)       2,708         (9)        1,585

Interest income                               (70)        (26)         (18)         (62)        (823)       159 (c)      (726)
Interest expense                                4           4            -            -            -        260 (b)       260
Other income                               (1,000)     (1,000)           -            -            -          -             -
Foreign currency (gain) loss and other        (42)          5           59           12          333          -           345
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Total non operating (income) expense    (1,108)     (1,017)          41          (50)        (490)       419          (121)

Income (loss) before income taxes             942       1,537         (469)      (1,064)       3,198       (428)        1,706

Income tax provision (benefit)                625         591          (36)          (2)       1,119       (246)(d)       871

                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
Net income (loss)                        $    317    $    946      $  (433)    $ (1,062)   $   2,079    $  (182)     $    835
                                       ===========  ===========  ===========  ===========  ===========  ===========  ==========

Basic earnings per share:                                                                  $    0.19                 $   0.08
                                                                                           ===========               ==========
Diluted earnings per share:                                                                $    0.18                 $   0.07
                                                                                           ===========               ==========
See accompanying notes.


                                                                               MICROGRAFX, INC.
                                                             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                                           YEAR ENDED JUNE 30, 1998
                                                                     (in thousands, except per share data)

                                                       DEDUCT         ADD
                                                      INTERCAP     INTERCAP    INTERCAP
                                         INTERCAP    HISTORICAL   HISTORICAL   PRO FORMA   MICROGRAFX
                                        HISTORICAL   SIX MONTHS   SIX MONTHS    TWELVE     HISTORICAL
                                        YEAR ENDED     ENDED        ENDED       MONTHS     YEAR ENDED
                                         DECEMBER     DECEMBER     DECEMBER   ENDED JUNE     JUNE 30,    PRO FORMA   PRO FORMA
                                         31, 1998     31, 1998     31, 1997    30, 1998       1998      ADJUSTMENTS   COMBINED
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------

Net revenues                             $  5,334    $  2,054      $ 1,442     $  4,722    $  71,792    $     -      $ 76,514
Cost of revenues                            1,252         655          536        1,133       21,466          -        22,599
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Gross profit                             4,082       1,399          906        3,589       50,326          -        53,915

Operating expenses:
   Sales and marketing                      1,226         606          537        1,157       34,048          -        35,205
   General and administrative                 548         265          244          527        7,325          -         7,852
   Research and development                 1,154         553          546        1,147        8,446          -         9,593
   Goodwill amortization                    1,320         660          660        1,320          134         11 (a)     1,465
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Total operating expenses                 4,248       2,084        1,987        4,151       49,953         11        54,115

Income (loss) from operations                (166)       (685)      (1,081)        (562)         373        (11)         (200)

Interest income                               (70)        (45)          (1)         (26)        (616)       212 (c)      (430)
Interest expense                                4           -            4            8            -        439 (b)       447
Other income                               (1,000)          -            -       (1,000)           -          -        (1,000)
Foreign currency (gain) loss and other        (42)        (47)           -            5           55          -            60
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Total non-operating (income)expense     (1,108)        (92)           3       (1,013)        (561)       651          (923)

Income (loss) before income taxes             942        (593)      (1,084)         451          934       (662)          723

Income tax provision (benefit)                625          34            -          591          327       (360)(d)       558

                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
Net income (loss)                        $    317    $   (627)     $(1,084)    $   (140)   $     607    $  (302)     $    165
                                       ===========  ===========  ===========  ===========  ===========  ===========  ==========

Basic earnings per share:                                                                  $    0.06                 $   0.02
                                                                                           ===========               ==========
Diluted earnings per share:                                                                $    0.05                 $   0.01
                                                                                           ===========               ==========
See accompanying notes.

                                MICROGRAFX, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  GENERAL

The acquisition of InterCAP will be accounted for as a purchase business combination by Micrografx. These unaudited pro forma combined financial statements reflect an aggregate purchase price of approximately $12,363,000, consisting of the payment of approximately $3.85 million in cash at closing, the issuance of a short-term promissory note for $2.5 million, the issuance of a convertible debenture for approximately $5.8 million and approximately $213,000 of other costs related to the acquisition. The subordinated convertible debenture may be initially converted into 579,700 shares of Micrografx common stock. The actual number of shares and the timing of the conversion are both subject to terms and conditions as outlined in the convertible debenture agreement.

For purposes of preparing the accompanying unaudited pro forma combined balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as goodwill on the basis of preliminary estimates of fair value. These preliminary estimates of fair value were determined by Micrografx's management based primarily on information furnished by management of InterCAP and preliminary results of an independent appraisal of the assets acquired. While the unaudited pro forma combined balance sheet has been presented based on the best information currently available to Micrografx's management, the final allocation of the purchase price will be based on a completed appraisal of the assets and liabilities of InterCAP. Although the final valuation of the assets to be acquired is not presently expected to result in values that are significantly different from management's estimates as included in the unaudited pro forma combined balance sheet, there can be no assurance with respect thereto.

2.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

The accompanying unaudited pro forma combined balance sheet assumes the acquisition was consummated on March 31, 1999 and reflects the following pro forma adjustments:

(a) to record the estimated allocation of the purchase price to the fair value of assets and liabilities acquired as follows (in thousands):

         Fair value of InterCAP historical net assets - as adjusted     $    37
         Purchased in-process research and development to be
           charged to expense upon consummation of the acquisition        1,903
         Identified intangible assets                                     1,811
         Deferred income tax liability related to identified
            intangible assets                                              (616)
         Goodwill                                                         9,228
                                                                        --------
         Aggregate purchase price                                       $12,363
                                                                        ========

The historical book value of InterCAP's net assets as of March 31, 1999 reconciles with the fair value of the net assets included in the purchase price allocation above as follows (in thousands):

         Book value of InterCAP's historical net assets                 $ 1,834
         Pro forma adjustment (a):
         -to reduce assets for note receivable from Intergraph
              discharged as part of the acquisition                      (1,600)
         -to reduce other assets to eliminate InterCAP historical goodwill (990) -to increase assets for payable to Intergraph discharged
              as part of the acquisition                                    793
                                                                        --------
         Fair value of InterCAP's historical net assets adjusted        $    37
                                                                        ========

The amounts identified as intangible assets were categorized as follows (in thousands):

         CATEGORY
         Workforce                                                      $   417
         Customer list                                                      240
         Non-compete agreement                                              281
         Current technology                                                 873
                                                                        --------
         Total identified intangible assets                             $ 1,811
                                                                        ========

          (b)  to record the aggregate  cost of the  acquisition as described in
               Note 1 above. In connection with the acquisition, Micrografx made payment of approximately $3.85 million in cash at closing, issued a short-term promissory note for $2.5 million, issued a subordinated convertible debenture for approximately $5.8 million and incurred approximately $213,000 in costs directly related to the transaction. Accordingly, the pro forma transactions will result in $8.3 million of additional indebtedness on a pro forma combined basis, of which $2.5 million is recorded as a current liability and $5.8 million is recorded as a long-term obligation, according to the terms of the related agreements.

          (c) to eliminate InterCAP's historical equity balances and to reflect the reduction in retained earnings that will result from the estimated in-process research and development charge of $1,903,000 to be recorded upon consummation of the acquisition.

3.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

The accompanying unaudited pro forma combined statements of operations have been prepared as if the acquisition was consummated on July 1,1997, and reflect the following pro forma adjustments:

          (a) to record amortization of identified intangibles acquired in the acquisition computed using the straight-line method over their estimated economic lives (three to seven years) and amortization of goodwill over its estimated economic life (ten years). Also reflects the elimination of InterCAP historical goodwill amortization:

                                                      NINE MONTHS
                                                         ENDED       YEAR ENDED
                                                        3/31/99        6/30/98
                                                      ------------   -----------
                 Pro forma amortization of goodwill
                      and intangibles                  $    999       $   1,331
                 Elimination of InterCAP historical
                      goodwill amortization                 990           1,320
                                                      ------------   -----------
                 Pro forma adjustment                  $      9       $      11
                                                      ============   ===========

          (b) to record estimated interest expense incurred as if the acquisition had been completed on July 1, 1997. As described in the Subordinated Convertible Debenture dated April 16, 1999 between Micrografx, Inc. and Intergraph Corporation, the applicable interest rate for the convertible debenture is a 7% fixed rate to begin January 5, 2000 and increasing to 8% on January 4, 2001. The pro forma interest expense adjustment for the convertible debenture assumes an interest rate of 6% based on a weighted average interest rate calculated according to the terms stated above. As described in the Agreement and Plan of Merger dated April 15, 1999 between Micrografx, Inc. and Intergraph Corporation, the applicable interest rate for the $2.5 million short-term promissory note issued in the acquisition is a 9.75% fixed rate for the term of the agreement; April 16, 1999 to August 31, 1999.

          (c) to record the reduction of interest income due to payment of $3.85 million in cash at the closing of the transaction. The reduction of interest income is calculated using a 5.5% interest rate that approximates Micrografx's historical pre-tax earnings on its short-term investments.

          (d) to adjust the provision for income taxes to reflect the impact on the results of operations of the acquisition and related pro forma adjustments. The effective tax rate on the pro forma adjustments is higher than the statutory tax rate due to non-deductible goodwill amortization expense recorded as part of the adjustment described in Note 3(a).

4.  UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

The unaudited pro forma combined basic net income per common share is computed by dividing unaudited pro forma combined net income by the weighted average number of shares of Micrografx common stock outstanding during the period. The unaudited pro forma combined diluted net income per common share is computed by dividing unaudited pro forma combined net income by the weighted average number of shares of Micrografx common stock outstanding during the period, as adjusted for the effect of dilutive stock options calculated using the treasury method. The unaudited pro forma combined diluted net income per common share excludes the 579,700 shares related to the convertible debenture issued in connection with the acquisition, as such shares are anti-dilutive for the periods presented.